Exhibit 10.1

EXECUTION VERSION

CONVERSION AND EXCHANGE AGREEMENT

This Conversion and Exchange Agreement (the “Agreement”) is made as of March 5, 2020, by and between LC Capital Master Fund, Ltd. (the “Holder”) and Cadiz Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company is party to that certain Indenture, dated as of December 10, 2015 (the “Indenture”), between Cadiz, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which Cadiz issued certain 7.00% Convertible Senior Notes due 2020 (“Convertible Notes”);

WHEREAS, the Holder has acquired Convertible Notes under the Indenture in the aggregate original principal amount of $26,480,000 (such Convertible Notes acquired by the Holder, the “Notes”).

WHEREAS, as of the date hereof, there remains approximately $43,346,290.34 in outstanding aggregate original principal amount and accrued but unpaid interest under the Notes (the “Outstanding Amount”).

WHEREAS, the current Maturity Date of the Notes is March 5, 2020.

WHEREAS, the Holder desires to convert $16,904,930.13 of the Outstanding Amount (the “Conversion Amount”) into common stock, par value $0.01 per share (“Common Stock”), of the Company in accordance with the terms of the Indenture and simultaneously exchange $26,441,360.21 (the “Exchange Amount”) of the Outstanding Amount for shares of a new series of preferred stock, par value $0.01 per share, of the Company titled “Series 1 Preferred Stock” (the “Preferred Stock”) in an exchange qualifying as a recapitalization pursuant to Section 368(1)(E) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). The exchange of such portion of the Notes as is equal to the Exchange Amount for the Preferred Stock is referred to herein as the “Exchange”.

WHEREAS, Notes comprising the Exchange Amount are to be exchanged for 9,671 shares of Preferred Stock.

WHEREAS, the Preferred Stock shall have the rights, preferences and privileges set forth in the form of Certificate of Designations of Series 1 Preferred Stock attached hereto as Exhibit A (the “Certificate”), including that each share of Preferred Stock will be convertible into 405.05 shares of Common Stock, subject to certain adjustments set forth therein.

WHEREAS, the Closing Preferred Shares and the Conversion Shares (each as defined below) will have the benefit of the Registration Rights Agreement, to be dated as of the Closing Date (as defined below), by and between the Company and the Holder (the “Registration Rights Agreement”), in the form attached hereto as Exhibit B.

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Indenture.

NOW THEREFORE, on and subject to the terms hereof, the parties hereto agree as follows:

Article I

CONVERSION OF THE CONVERSION AMOUNT

Subject to the terms set forth in this Agreement and the Indenture, the Holder shall execute and deliver a Conversion Notice to the Conversion Agent on the date of this Agreement, thereby effecting the conversion of the Conversion Amount, and the Company shall cause to be delivered to the Holder the number of shares of Common Stock equal to the applicable Settlement Amount, all subject to and in accordance with Article 10 of the Indenture, including, without limitation, the procedural requirements set forth in Section 10.02 of the Indenture (the “Conversion”).

Article II

EXCHANGE OF THE EXCHANGE AMOUNT

FOR THE pREFERRED STOCK

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Holder hereby agrees to convey, assign and transfer to the Company such portion of the Notes as is equal to the Exchange Amount, in exchange for which the Company agrees to issue to the Holder 9,671 shares of Preferred Stock (the “Closing Preferred Shares”). At the Closing, the Holder shall deliver to the Registrar the Notes comprising the Exchange Amount (to the extent such Notes were not previously delivered to the Conversion Agent for purposes of the Conversion pursuant to Article I hereof), and the Company shall issue the Closing Preferred Shares to the Holder in book entry form. Subject to Section 6.1, the consummation of the Exchange (the “Closing”) shall occur on a mutually agreed upon date (the “Closing Date”) no later than two business days after the date of this Agreement. The Company shall file the Certificate with the Secretary of State of the State of Delaware on the Closing Date.

Article III

REPRESENTATIONS AND

WARRANTIES OF THE HOLDER

The Holder hereby makes the following representations and warranties to the Company, each of which is and shall be true and correct on the date hereof and at the Closing, and all such representations and warranties shall survive the Closing:

Section 3.1 Power and Authorization.  The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

Section 3.2 Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). This Agreement and consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.

Section 3.3 Title to the Notes.  The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights in the Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Notes.

Section 3.4 Hold Period.  From the date of this Agreement until the Closing Date, the Holder shall not, and shall not allow any of its Affiliates to, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, all or any portion of the Notes.

Section 3.5 Accredited Investor/Qualified Institutional Buyer.  The Holder is either (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act, (ii) has (and if applicable, its officers, employees, directors or equity owners have) either alone or with his, her or its purchaser representative or representatives, if any, such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the Exchange or (iii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act (“Rule 144A”).

Section 3.6 Restricted Stock.  The Holder (a) acknowledges (i) that the issuance of the Preferred Stock pursuant to this Agreement and the issuance of any shares of Common Stock upon conversion of any of the Preferred Stock (the “Conversion Shares”) have not been registered, nor does the Company have a plan or intent to register such issuance of Preferred Stock or Conversion Shares, under the Securities Act or any state securities laws except as contemplated by the Registration Rights Agreement, (ii) the Preferred Stock and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, (iii) the Preferred Stock and Conversion Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (iv) any and all certificates representing the Preferred Stock and Conversion Shares shall bear a restrictive legend substantially as set forth in Section 7.2 hereof to the extent required thereby and (b) is purchasing the Preferred Stock and Conversion Shares for investment purposes only for the account of the Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Preferred Stock or Conversion Shares in a manner that would violate the registration requirements of the Securities Act. The Holder is able to bear the economic risk of holding the Preferred Stock and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Preferred Stock and Conversion Shares.

Section 3.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has conducted its own review of materials it considers relevant to making an investment decision to enter into the Conversion and the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) the Holder has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) the Holder has had a full opportunity to speak directly with directors, officers and “Affiliates” (as that term is defined in Rule 501(b) of Regulation D under the Securities Act) of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Conversion and the Exchange, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Conversion and the Exchange and to make an informed investment decision with respect to the Conversion and the Exchange and (e) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, together with all information incorporated into such filings and submissions, and (B) the representations and warranties made by the Company in this Agreement and the other agreements contemplated hereby.

Section 3.8 Holder’s Reporting Requirement. The Company has made no representations to the Holder regarding the Holder’s reporting requirements with the SEC related to the Holder’s ownership in the Company, and the Holder acknowledges and agrees that it is the responsibility of the Holder to ensure that it complies with any disclosure and reporting requirements of the SEC.

Section 3.9 No Public Market.  The Holder understands that no public market exists for the Preferred Stock, and that there is no assurance that a public market will ever develop for the Preferred Stock.

Section 3.10 No General Solicitation or Advertising. The offer to enter into the Exchange was directly communicated to the Holder, and the Holder was able to ask questions of and receive answers concerning the terms of the Exchange.  At no time was the Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 3.11 Legal Opinions.  The Holder acknowledges and understands that a legal opinion is being delivered by counsel to the Company in reliance on, and assuming the accuracy of, the foregoing representations and warranties of the Holder.

Article IV

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such representations and warranties shall survive the Closing.

Section 4.1 Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2017 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On or before the second business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby.

Section 4.2 Due Incorporation.  Each of the Company and each of its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

Section 4.3 Subsidiaries. The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

Section 4.4 Due Authorization.  The Company has the full right, power and authority to enter into this Agreement and the Registration Rights Agreement and to perform and to discharge its obligations hereunder and thereunder; and this Agreement and the Registration Rights Agreement have been duly authorized, this Agreement has been, and at Closing the Registration Rights Agreement will be, duly executed and delivered by the Company, and each such agreement constitutes or will constitute upon Closing a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.5 The Preferred Stock and the Conversion Shares. The Preferred Stock to be issued to the Holder hereunder has been duly authorized and, when issued and delivered upon sale, will be validly issued, fully paid, and nonassessable and free of any preemptive or similar rights. The Conversion Shares have been duly authorized for issuance by the Company and, when issued in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The Preferred Stock and the Conversion Shares will be issued in compliance with all federal and state securities laws.

Section 4.6 Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, of which 30,227,632 shares of Common Stock were outstanding as of the close of business on March 1, 2020, and 100,000 shares of preferred stock, none of which are, or will be immediately prior to the Closing, outstanding. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Other than 1,145,555 shares of Common Stock reserved for issuance under the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Company Reports and 362,500 shares of Common Stock reserved for issuance upon exercise of warrants outstanding on the date hereof and previously described in the Company Reports, the Company has no shares of capital stock reserved for issuance.  Except as set forth above or pursuant to this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote with the stockholders of the Company on any matter in their capacity as such holders.

Section 4.7 No Default, Termination or Lien. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the Preferred Stock by the Company, the issuance and delivery of the Conversion Shares in accordance with the terms of the Certificate, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and the Registration Rights Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 4.8 No Consents. No consent, notice, approval, authorization or order of, or qualification with, any governmental body, agency or other person is required for the performance by the Company of its obligations under this Agreement or the Registration Rights Agreement, except such as is required pursuant to that certain Credit Agreement, dated May 1, 2017, among the Company, Apollo Special Situations Fund L.P., Wells Fargo Bank N.A. and the other parties signatory thereto, which consent shall have been obtained prior to the Closing Date, and such as may be required by the securities or blue sky laws of the various states and the NASDAQ Global Market in connection with the offer and sale of the Preferred Stock.

Section 4.9 Independent Accountants. PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PwC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 4.10 Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes.  Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act, and the rules and regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 4.11 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 12, 2019 (the “Latest Quarterly Report”).

Section 4.12 Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact), litigation in connection with a Qualified Water Project (as defined in the Indenture), the Northern Pipeline Project (as defined in the Certificate) and the Southern Pipeline Project (as defined in the Certificate), and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, after reasonable due inquiry.

Section 4.13 Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact), and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports, including the Latest Quarterly Report), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modifications of any Material Permits (except as accurately described in all material respects in the Company Reports, including the Latest Quarterly Report (excluding any disclosures set forth in the risk factors or “forward-looking statements” sections of such report and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact)).

Section 4.14 Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.  Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract.  For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019 (as amended, the “2018 Annual Report”), and any Company Report filed after the filing of the 2018 Annual Report.

Section 4.15 Investment Company Act. Neither the Company nor any of its Subsidiaries is or, after giving effect to the Conversion and the Exchange, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 4.16 No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 4.17 Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact).

Section 4.18 No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s Knowledge, is threatened or imminent, which would or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.  To the Company’s Knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement.  Except for matters which would not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has not engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company; and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

Section 4.19 Taxes.

(a) The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii)  is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would result or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(b) Assuming that for federal income tax purposes (i) the Notes qualify as “securities” within the meaning of Section 354 of the Code, (ii) none of the Preferred Stock received by the Holder is attributable to interest which has accrued on the Notes and (iii) the Holder holds the Notes as capital assets as of the Closing Date, the following should be the federal income tax consequences of the Exchange: (A) The Holder shall recognize no gain or loss as a result of the Exchange; (B) The Holder’s basis in the Preferred Stock shall be the same as the Holder’s basis in the Notes exchanged for such Preferred Stock; and (C) The Holder’s holding period in respect of the Preferred Stock shall include the Holder’s holding period in respect of the Notes exchanged for such Preferred Stock.

Section 4.20 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 4.21 Compliance with Environmental Laws. Except as disclosed in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact), neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 4.22 Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 4.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:  (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

Section 4.24 OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use its or its Subsidiaries’ funds, or lend, contribute or otherwise make available such funds to any Subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 4.25 Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of December 31, 2018 (such date, the “Evaluation Date”).  The Company presented in the 2018 Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or in other factors that could affect the Company’s internal controls.

Section 4.26 Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein, to the extent they are predictive or forward-looking in nature and not statements of historical fact), since December 31, 2016, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.27 Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports and any other disclosures included therein to the extent they are predictive or forward-looking in nature and not statements of historical fact), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

Section 4.28 Brokers Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Exchange or any transaction contemplated by this Agreement.

Section 4.29 Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.  The Conversion Shares will be duly authorized for listing on the NASDAQ Global Market immediately upon conversion of the Preferred Stock in accordance with the terms of the Certificate.

Section 4.30 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

Section 4.31 NASDAQ Shareholder Approval Rules. No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Marketplace Rules) is required for the Company to issue and deliver the Preferred Stock to the Holder or the Conversion Shares upon conversion of the Preferred Stock.

Section 4.32 No General Solicitation. Neither the Company nor any person acting on its or their behalf has offered or sold the Preferred Stock or will offer or sell the Preferred Stock by means of any general solicitation or general advertising, including the methods described in Rule 502(c) under the Securities Act.

Section 4.33 Integration. No offers and sales of securities of the same or similar class as the Preferred Stock have been made by the Company or on its behalf during the six-month period ending with the date of this Agreement and no such offers or sales are currently being made or contemplated (in each case, whether pursuant to outstanding warrants, options, convertible or exchangeable securities, acquisition agreements or otherwise).

Article V

OTHER AGREEMENTS

Section 5.1 Termination of Director Appointment Rights. The Holder’s rights to designate directors to serve on the Company’s board of directors as provided by Section 4.2 of that certain Exchange Agreement, dated as of March 4, 2013, among the Company, the Holder and the other signatories thereto are hereby terminated in their entirety and of no further force or effect. The foregoing shall not affect the current term of service of any director so designated by the Holder prior to the date of this Agreement, which term of service shall continue until the earlier of such director’s resignation, death, removal or failure to be elected at the Company’s next annual meeting of stockholders following the date of this Agreement.

Section 5.2 Cancellation of Notes. The Holder acknowledges and agrees that upon giving effect to the Conversion and the Exchange, all of the Company’s obligations under the Notes shall have been satisfied in full and thereafter the Notes shall be null and void and of no further force or effect.

Article VI

CONDITIONS TO CLOSING

Section 6.1 Holder’s Conditions Precedent.  The obligations of the Holder to complete the Conversion and the Exchange are, in each case, subject to the satisfaction of each of the following conditions precedent:

(a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) the Notification Form: Listing of Additional Shares, to be filed with the NASDAQ prior to issuing any Preferred Stock or Conversion Shares, shall have been filed;

(c) the Company shall have delivered to the Holder all consents, notices and approvals required in connection with the transactions contemplated hereby (including any consent or notice set forth in Section 4.8), in form and substance reasonably satisfactory to the Holder;

(d) the Holder shall have received the Registration Rights Agreement, executed and delivered by the Company;

(e) the Company shall have duly filed the Certificate with the Secretary of State of the State of Delaware;

(f) the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(g) no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(h) Greenberg Traurig, LLP, counsel for the Company, shall have furnished to the Holder an opinion, in the form attached hereto as Exhibit C, dated the Closing Date and addressed to the Holder;

(i) the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to the Holder a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry as to the matters set forth in paragraphs 6.1(a) and (f) above.

Section 6.2 Company Conditions Precedent. The obligations of the Company to complete the Conversion and the Exchange are, in each case, subject to the satisfaction of each of the following conditions precedent:

(a) Each of the representations and warranties of the Holder contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b) the Holder shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c) no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;

(d) the Trustee, the Conversion Agent and the Registrar, as applicable, shall have received from the Holder such documents and instruments reasonably requested by them with respect to the Conversion and the Exchange; and

(e) the Holder shall have delivered to the Company an executed counterpart to the Registration Rights Agreement.

Article VII

MISCELLANEOUS

Section 7.1 Certain Actions.  Each of the Company and the Holder shall reasonably cooperate with each other and use (and shall cause their respective affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.

Section 7.2 Legends. To the extent reasonably necessary under applicable law, any share certificate or book entry representing the Preferred Stock or Conversion Shares shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 7.3 Legend Removal. Upon the request of the Holder or any transferee or proposed transferee thereof, the Company shall remove the legend contemplated by Section 7.2 of this Agreement and the Company shall issue a stock certificate or enter a book entry without such legend to the Holder or transferee (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), or shall cause such shares upon initial issuance not to be so legended (and shall not issue any such stop transfer or similar legends to its registrar and transfer agent) if the applicable shares of Preferred Stock or Conversion Shares are covered by an effective registration statement under the Securities Act or if such person provides reasonable evidence and an opinion of counsel to the effect that a sale, transfer or assignment of such Conversion Shares may be made without registration under the Securities Act or that such Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act.

Section 7.4 Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Conversion and the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 7.5 Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 7.6 Governing Law; Venue.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Venue for any legal action under this Agreement shall be in the state or federal courts located in the Borough of Manhattan in the City of New York, New York.

Section 7.7 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 7.8 Specific Performance. Each party acknowledges and agrees that, in addition to other remedies, the parties shall be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach of this Agreement.

Section 7.9 Certain Definitional Provisions.  Unless the express context otherwise requires: the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Conversion and Exchange Agreement to be executed as of the date first above written.

The Company

CADIZ INC.

By:	/s/ Scott S. Slater
Name:	Scott S. Slater
Title:	President and Chief Executive Officer

[Signature Page to Exchange Agreement]

The Holder

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Steven Lampe
Name:	Steven Lampe
Title:	Managing Member

[Signature Page to Exchange Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION

(see attached)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “CADIZ INC.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2020, AT 4:47 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2295882 8100 SR# 20201953970	Authentication: 202526555 Date: 03-05-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:47 PM 03/05/2020
FILED 04:47 PM 03/05/2020
SR 20201953970 - File Number 2295882

CERTIFICATE OF DESIGNATION

OF

SERIES 1 PREFERRED STOCK

OF

CADIZ inc.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Cadiz Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware:

“NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers (including voting powers), if any, of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:

Series 1 Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as shares of “Series 1 Preferred Stock,” par value $0.01 per share, of the Corporation (the “Series 1 Preferred Stock”), and the number of shares constituting such series shall be ten thousand (10,000).

Section 2. Definitions. The following terms shall have the following meanings for purposes of this Certificate of Designation (as the same may be amended, amended and restated or restated from time to time, this “Certificate of Designation”):

(a) “Affiliates” with respect to any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 of the Securities Act.

(b) “Attribution Parties” with respect to a holder of outstanding shares of Series 1 Preferred Stock shall mean such holder’s Affiliates and any Persons acting as group together with such holder or any of such holder’s Affiliates.

(c) “Beneficial Ownership Limitation” with respect to a holder of outstanding shares of Series 1 Preferred Stock shall mean 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series 1 Preferred Stock held by such holder pursuant to this Certificate of Designation; provided, however, that a holder of any outstanding shares of Series 1 Preferred Stock, upon written notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this definition applicable to the outstanding shares of Series 1 Preferred Stock held by such holder; provided that the Beneficial Ownership Limitation shall in no event exceed 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series 1 Preferred Stock held by such holder pursuant to this Certificate of Designation and the provisions of this definition shall continue to apply. Any such increase in the Beneficial Ownership Limitation shall not be effective until the 61st day after such written notice is delivered to the Corporation and shall only apply to the holder of outstanding shares of Series 1 Preferred Stock providing such notice and no other holder of outstanding shares of Series 1 Preferred Stock. The provisions of this definition shall, to the fullest extent permitted by applicable law, be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to correct this definition (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(d) “Beneficially Own” shall mean “beneficial ownership” in accordance with Section 13(d) of the Exchange Act and shall include the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series 1 Preferred Stock sought to be converted pursuant to this Certificate of Designation, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of any other outstanding shares of Series 1 Preferred Stock and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein.

(e) “Board of Directors” shall mean the Board of Directors of the Corporation.

(f) “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

(g) “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation, as the same may be amended, amended and restated or restated from time to time.

(h) “Closing Price” of Common Stock or any other security on any date shall mean the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States securities exchange on which Common Stock or such other security is traded.  If Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.  The Closing Price will be determined without reference to extended or after hours trading.

(i) “Commission” shall mean the United States Securities and Exchange Commission.

(j) “Commodity Price Protection Agreement” means, with respect to any Person, any forward contract, futures contract, commodity swap, commodity option or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

(k) “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

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(l) “Common Stock Equivalents” shall mean any securities of the Corporation which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any Debt, preferred stock, rights, options, warrants or other securities that are at any time convertible into or exercisable for, or otherwise entitle the holder thereof to receive, shares of Common Stock.

(m) “Conversion Date” shall mean an Optional Conversion Date or a Mandatory Conversion Date, as the circumstances shall require.

(n) “Conversion Limitation Determination” shall have the meaning set forth in Section 7(c).

(o) “Conversion Rate” shall mean 405.05, as such amount may be adjusted pursuant to Section 8.

(p) “Convertible Senior Notes due 2020” shall mean the Corporation’s 7.00% Convertible Senior Notes due 2020 issued pursuant to the Indenture dated as of December 10, 2015, between the Corporation and U.S. Bank National Association (including any additional notes issued under such Indenture in an aggregate original principal amount not to exceed $5,000,000 at any one time outstanding), as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

(q) “Corporation” means Cadiz Inc., a Delaware corporation.

(r) “Credit Agreement” means the Credit Agreement, dated as of May 1, 2017, among the Corporation, Apollo Special Situations Fund, L.P., the other lenders from time to time party thereto, and Wells Fargo Bank, National Association, as the agent for the lenders, as amended, amended and restated, restated, extended, renewed, supplemented or otherwise modified from time to time, and one or more agreements, including, without limitation, an indenture, governing the Debt Incurred by the Corporation and/or its subsidiaries to Refinance, in whole or in part, the Debt then outstanding under the Credit Agreement or one or more successor Credit Agreements; provided, however, that the principal amount of such Refinanced Debt (or accreted value, in the case of such Refinanced Debt issued at a discount) does not exceed the principal amount (or accreted value, as the case may be) of the Debt so Refinanced, plus the amount of accrued and unpaid interest on the Debt so Refinanced, any premium paid to holders of the Debt so Refinanced and reasonable expenses (including underwriting discounts) Incurred in connection with the Refinancing of such Debt.

(s) “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary designed to hedge foreign currency risk of such Person, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

(t) “Debt” means, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Capital Lease Obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (vii) the liquidation value of all redeemable preferred capital stock of such Person, (viii) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (vii) above, (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (x) all obligations under Hedging Obligations of such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.

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(u) “Dividend Junior Stock” shall mean, at any time after the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation raking junior to the Series 1 Preferred Stock as to dividends.

(v) “Dividend Parity Stock” shall mean, at any time after the Mandatory Conversion Date, the Common Stock and any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking pari passu to the Series 1 Preferred Stock as to dividends.

(w) “Dividend Senior Stock” shall mean, at any time after the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series 1 Preferred Stock as to dividends.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “Exchange Agreements” shall mean the Conversion and Exchange Agreements, dated on or about the Original Issue Date, between the Corporation and each original Holder (as defined therein), as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

(z) “Existing Debt” shall mean the following Debt of the Corporation and its subsidiaries outstanding on the Original Issue Date: (i) the Corporation’s 7.00% Convertible Senior Notes due 2018 issued pursuant to the Indenture dated as of March 5, 2013, between the Corporation and U.S. Bank National Association (as successor to The Bank of New York Mellon Trust Company, N.A.), as trustee, as amended, amended and restated, restated, supplemented or otherwise modified from time to time, (ii) the Convertible Senior Notes due 2020, (iii) any Debt of the Corporation and/or its subsidiaries Incurred pursuant to the Credit Agreement in an aggregate original principal amount not to exceed $60,000,000 outstanding at any time, plus any accretion pursuant to the terms of the Credit Agreement, (iv) debt Incurred in connection with that certain Amended and Restated Cadiz – Fenner Valley Farm Lease, dated as of February 8, 2016, entered into among Fenner Valley Farm, LLC, the Corporation and the other signatories thereto, and (v) any Debt Incurred under any credit agreement, loan, note or indenture governing the Debt Incurred by the Corporation and/or its subsidiaries to Refinance, in whole or in part, any other Existing Debt then outstanding; provided, however, that the principal amount of such Refinanced Debt (or accreted value, in the case of such Refinanced Debt issued at a discount) does not exceed the principal amount (or accreted value, as the case may be) of the Debt so Refinanced, plus the amount of accrued and unpaid interest on the Debt so Refinanced, any premium paid to holders of the Debt so Refinanced and reasonable expenses (including underwriting discounts) Incurred in connection with the Refinancing of such Debt.

(aa) “Farming Project” shall have the meaning set forth in Section 4(b)(ii)(B)(2).

(bb) “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

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(cc) “Guarantee Obligation” means, with respect to any Person (the “Guaranteeing Person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the Guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “Primary Obligations”) of any other third Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such Primary Obligation or (2) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such Primary Obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing Person in good faith.

(dd) “Hedging Obligations” mean, with respect to any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

(ee) “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt will not be deemed an Incurrence of such Debt. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Debt and increases in Debt outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Debt. Any Debt issued at a discount (including Debt on which interest is payable through the issuance of additional Debt) will be deemed Incurred at the time of original issuance of the Debt at the accreted amount thereof.

(ff) “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate swaps, caps, floors or collars, option, future or derivative agreements or arrangements and similar agreements or arrangements and/or other types of hedging agreements as of which such Person is a party or beneficiary designed to hedge interest rate risk of such Person, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.

(gg) “Lien” means any security interest, pledge, lien or other encumbrance.

(hh) “Liquidation” shall have the meaning set forth in Section 5(a).

(ii) “Liquidation Junior Stock” shall mean (i) at any time prior to the Mandatory Conversion Date, the Common Stock and any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to Series 1 Preferred Stock as to the payment of the Liquidation Value upon a Liquidation and (ii) at any time after the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to the Series 1 Preferred Stock upon a Liquidation.

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(jj) “Liquidation Parity Stock” shall mean (i) at any time prior to the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking pari passu to the Series 1 Preferred Stock as to the payment of the Liquidation Value upon a Liquidation and (ii) at any time after the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking pari passu to the Series 1 Preferred Stock upon a Liquidation.

(kk) “Liquidation Proceeds” shall mean the assets of the Corporation legally available for distribution to its stockholders upon a Liquidation.

(ll) “Liquidation Senior Stock” shall mean (i) at any time prior to the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series 1 Preferred Stock as to the payment of the Liquidation Value upon a Liquidation and (ii) at any time after the Mandatory Conversion Date, any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series 1 Preferred Stock upon a Liquidation.

(mm) “Liquidation Value” shall mean, with respect to any share of Series 1 Preferred Stock (i) on any given date prior to the Mandatory Conversion Date, $2,734.09 per share (as adjusted for any (A) dividend in respect of any class or series of stock of the Corporation in shares of Series 1 Preferred Stock, (B) subdivision, whether by reclassification or recapitalization, of the outstanding shares of Series 1 Preferred Stock into a greater number of shares of Series 1 Preferred Stock, or (C) combination, whether by reclassification or recapitalization, of the outstanding shares of Series 1 Preferred Stock into a lesser number of shares of Series 1 Preferred Stock), and (ii) on any given date on or after the Mandatory Conversion Date, $0.00 per share.

(nn) “Mandatory Conversion” shall have the meaning set forth in Section 7(b).

(oo) “Mandatory Conversion Date” shall have the meaning set forth in Section 7(b).

(pp) “NASDAQ” shall mean the Nasdaq Stock Market or any successor national securities exchange (or other applicable securities exchange or quotation system) or any other national securities exchange on which shares of Common Stock are listed from time to time.

(qq) “Northern Pipeline Project” shall mean the water conservation project of the Corporation utilizing the existing idle natural gas pipeline that extends northwest from the Corporation’s property terminating in Barstow, California, and a further 124-mile segment connecting such pipeline from Barstow to Wheeler Ridge, California for which the Corporation has entered into a purchase agreement, and all associated well-field and pumping stations.

(rr) “Notice of Conversion” shall have the meaning set forth in Section 7(a).

(ss) “Optional Conversion Date” shall have the meaning set forth in Section 7(a).

(tt) “Original Issue Date” shall mean the first date on which one or more shares of Series 1 Preferred Stock is/are issued by the Corporation.

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(uu) “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(vv) “Preferred Stock” shall have the meaning set forth in the recitals.

(ww) “Redemption Date” shall have the meaning set forth in Section 6.

(xx) “Redemption Notice” shall have the meaning set forth in Section 6.

(yy) “Redemption Notice Date” shall have the meaning set forth in Section 6.

(zz) “Redemption Price” shall have the meaning set forth in Section 6.

(aaa) “Refinance” means, in respect of any Debt, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

(bbb) “Required Holders” means the holders of at least a majority of the outstanding shares of Series 1 Preferred Stock.

(ccc) “Securities Act” shall mean means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ddd) “Series 1 Preferred Stock” shall have the meaning set forth in Section 1.

(eee) “Share Delivery Date” shall have the meaning set forth in Section 7(d).

(fff) “Southern Pipeline Project” shall mean the water conservation project of the Corporation using its 43-mile southerly right-of-way, including pipeline, well field and related water distribution, pumping facilities, water treatment and associated power facilities.

(ggg) “Trading Day” shall mean any day on which NASDAQ is open for business and on which shares of Common Stock may be traded (other than a day on which NASDAQ is scheduled to or does close prior to its regular weekday closing time).

(hhh) “Transfer Agent” shall mean Continental Stock Transfer & Trust Company, New York, New York, the current transfer agent of the Corporation, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, and includes any successor transfer agent of the Corporation.

(iii) “Voting Rate” shall mean 301.98, as such amount may be adjusted pursuant to Section 8.

(jjj) “Water Projects” shall have the meaning set forth in Section 4(b)(ii)(B)(1).

Section 3. Dividends.

(a) Prior to the Mandatory Conversion Date. Except as provided in Section 3(b), the holders of outstanding shares of Series 1 Preferred Stock shall not be entitled to share in any dividends or distributions of any kind or nature whatsoever, and in furtherance thereof, shall not have any dividend or distribution privileges of any kind or nature whatsoever.

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(b) After the Mandatory Conversion Date. After the Mandatory Conversion Date and for so long as any shares of Series 1 Preferred Stock shall be outstanding, subject to applicable law and the rights of the holders of any outstanding shares of Dividend Senior Stock, the holders of outstanding shares of Series 1 Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors on the then outstanding shares of Dividend Parity Stock, on a pari passu basis with the holders of the then outstanding shares of Dividend Parity Stock and in preference and prior to the holders of any then outstanding shares of Dividend Junior Stock, in an amount per then outstanding share of Series 1 Preferred Stock determined by multiplying (i) the dividend amount per then outstanding share of Common Stock being declared by (ii) the Conversion Rate, with each share of Series 1 Preferred Stock receiving such dividend on an as converted to Common Stock basis (without regard to any limitation or restriction on such conversion); provided, that no dividend shall be declared and paid or set apart for payment on the then outstanding shares of Common Stock unless a dividend shall also be declared and paid or set apart for payment on the then outstanding shares of Series 1 Preferred Stock. Notwithstanding the foregoing, to the extent that the right of a holder of Series 1 Preferred Stock to receive a dividend consisting of shares of Common Stock or Common Stock Equivalents would result in such holder and such holder’s Attribution Parties exceeding such holder’s Beneficial Ownership Limitation, then such holder shall, to the fullest extent permitted by applicable law, not be entitled to receive such dividend to the extent of such Beneficial Ownership Limitation (and shall not be entitled to Beneficially Own such shares of Common Stock or Common Stock Equivalents as a result of such dividend to the extent of any such excess) and such dividend to such extent shall be held in abeyance for the benefit of such holder until such time or times, if ever, as such holder’s right thereto would not result in such holder and such holder’s Attribution Parties exceeding such holder’s Beneficial Ownership Limitation, at which time or times such dividend (and any dividend consisting of Common Stock or Common Stock Equivalents declared on such initial dividend or on any subsequent dividend held similarly in abeyance to the same extent as if there had been no such limitation) shall be paid to such holder.

Section 4. Voting Rights.

(a) General. Except as provided by this Certificate of Designation or applicable law, from and after the Original Issue Date and prior to the Mandatory Conversion Date, each holder of a share of Series 1 Preferred Stock, as such, shall be entitled to the number of votes determined by multiplying the Voting Rate by each outstanding share of Series 1 Preferred Stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, however, that in no event shall a holder of Series 1 Preferred Stock, together with such holder’s Attribution Parties, be entitled to a number of votes in excess of such holder’s Beneficial Ownership Limitation. After the Mandatory Conversion Date, except as otherwise required by applicable law, each holder of a share of Series 1 Preferred Stock, as such, shall not be entitled to vote and shall not be entitled to any voting powers in respect thereof.

(b) Protective Provisions. From and after the Original Issue Date and prior to the Mandatory Conversion Date, for so long as any shares of Series 1 Preferred Stock shall be outstanding, the Corporation shall not, at any time or from time to time, without the prior vote or written consent of the Required Holders, voting separately as a single class:

(i) amend, alter or repeal any provision of the Certificate of Incorporation, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the Series 1 Preferred Stock so as to affect them adversely;

(ii) directly or indirectly, Incur (or permit any of its subsidiaries to Incur) any Debt other than (A) any Existing Debt and (B) up to an aggregate of $600,000,000 of Debt related to (1) the Southern Pipeline Project or Northern Pipeline Project, including water storage (collectively, the “Water Projects”), (2) the establishment of related infrastructure and farming costs for developing agriculture on land owned by the Corporation and its subsidiaries (the “Farming Project”), (3) working capital for the Water Projects, the Farming Project or general corporate purposes, and (4) a Refinancing of any of the Debt described in the foregoing clauses (1) – (3);

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(iii) enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (A) transactions between the Corporation and its subsidiaries or between or among the Corporation’s subsidiaries and (B) transactions approved by a majority of the Corporation’s independent directors and a majority of the members of the Board of Directors as no less favorable to the Corporation or its subsidiaries than would be obtainable in a comparable arm’s length transaction between fully informed, willing unaffiliated parties who are under no compulsion to act;

(iv) issue any additional shares of Series 1 Preferred Stock (other than as contemplated by the Exchange Agreements);

(v) authorize, create or issue any additional class or series of Liquidation Senior Stock or Liquidation Parity Stock other than the authorization, creation or issuance of any additional class or series of Liquidation Senior Stock or Liquidation Parity Stock in one or more financing transactions for the purpose of financing the Northern Pipeline Project and the Southern Pipeline Project, the gross cash proceeds of which shall be offset against, and shall not exceed in the aggregate, the $600,000,000 limit of Debt permitted to be Incurred pursuant to Section 4(b)(ii)(B); or

(vi) consummate a Liquidation.

Section 5. Liquidation.

(a) Prior to the Mandatory Conversion Date. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), from and after the Original Issue Date and prior to the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any outstanding shares of Liquidation Senior Stock, each holder of any outstanding shares of Series 1 Preferred Stock shall be entitled to receive, together with the holders of any Liquidation Parity Stock, an amount in cash equal to the aggregate Liquidation Value of all shares of Series 1 Preferred Stock held by such holder, to be paid out of the Liquidation Proceeds, before any payment shall be made to the holders of Liquidation Junior Stock by reason of their ownership thereof. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series 1 Preferred Stock and the holders of any Liquidation Parity Stock the full preferential amount to which they are entitled, (i) the holders of shares of Series 1 Preferred Stock and the holders of any Liquidation Parity Stock shall share ratably in any distribution of the Liquidation Proceeds in proportion to the respective full preferential amounts which would otherwise be payable to a holder of shares of Series 1 Preferred Stock or Liquidation Parity Stock in respect of such shares if all preferential amounts payable on or with respect to such shares in a Liquidation were paid in full, and (ii) the Corporation shall not make or agree to make any payments to the holders of Liquidation Junior Stock. In the event of a Liquidation prior to the Mandatory Conversion Date, in addition to and after payment in full of all preferential amounts required to be paid to the holders of Series 1 Preferred Stock upon a Liquidation prior to the Mandatory Conversion Date under the foregoing provisions of this Section 5(a), the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Liquidation Junior Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Liquidation Junior Stock on an as-converted into Common Stock basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining Liquidation Proceeds available for distribution to its stockholders.

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(b) After the Mandatory Conversion Date. In the event of a Liquidation, after the Mandatory Conversion Date, for so long as any shares of Series 1 Preferred Stock shall be outstanding, the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Liquidation Junior Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Liquidation Junior Stock on an as-converted into Common Stock basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining Liquidation Proceeds available for distribution to its stockholders.

(c) Notice of Liquidation. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board of Directors approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, whichever is earlier, give each holder of shares of Series 1 Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series 1 Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 1 Preferred Stock of such material change. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale, lease, exchange, exclusive license or other disposition of all or any part of the assets of the Corporation and/or any of its subsidiaries (which shall not in fact result in the Liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Redemption. Each outstanding share of Series 1 Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, exercisable as hereinafter provided in this Section 6, at any time and from time to time after the first (1st) anniversary of the Original Issue Date and prior to the Mandatory Conversion Date, provided that any redemption hereunder by the Corporation as to each holder of Series 1 Preferred Stock shall, to the fullest extent permitted by applicable law, be for a number of shares equal to no less than twenty-five percent (25%) of the number of shares of Series 1 Preferred Stock originally issued to such holder. Each share of Series 1 Preferred Stock subject to redemption pursuant to this Section 6 shall be redeemed by the Corporation in cash at a price per share equal to the Conversion Rate then in effect multiplied by $13.50, (as adjusted for any for any (A) dividend in respect of any class or series of stock of the Corporation in shares of Series 1 Preferred Stock, (B) subdivision, whether by reclassification or recapitalization, of the outstanding shares of Series 1 Preferred Stock into a greater number of shares of Series 1 Preferred Stock, or (C) combination, whether by reclassification or recapitalization, of the outstanding shares of Series 1 Preferred Stock into a lesser number of shares of Series 1 Preferred Stock) (the “Redemption Price”). The Corporation may exercise its option to redeem all or any portion of the outstanding shares of Series 1 Preferred Stock pursuant to this Section 6 by delivering a written notice thereof to all, but not less than all, of the holders of outstanding shares of Series 1 Preferred Stock (such notice, the “Redemption Notice”, and the date on which all such holders receive such notice, the “Redemption Notice Date”). Each Redemption Notice shall be irrevocable and shall (a) state the date on which the redemption shall occur (the “Redemption Date”), which date shall not be less than thirty (30) days following the Redemption Notice Date, (b) state the aggregate number of outstanding shares of Series 1 Preferred Stock to be redeemed on the Redemption Date and (c) state the aggregate number of outstanding shares of Series 1 Preferred Stock to be redeemed from each holder of Series 1 Preferred Stock (which shall be effected pro rata based on the number of outstanding shares of Series 1 Preferred Stock held by such holder bears to the number of outstanding shares of Series 1 Preferred Stock held by all holders of Series 1 Preferred Stock). Notwithstanding the receipt of any Redemption Notice, for the avoidance of doubt, a holder of Series 1 Preferred Stock may convert such holder’s shares of Series 1 Preferred Stock into shares of Common Stock pursuant to the terms of Section 7(a) at any time prior to the Redemption Date.

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Section 7. Conversion.

(a) Optional Conversion. Each outstanding share of Series 1 Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date and prior to the Mandatory Conversion Date, at the option of the holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 7(c)) as is determined by multiplying one (1) by the Conversion Rate then in effect. Any holder of Series 1 Preferred Stock desiring to effect such conversion shall deliver to the Corporation a notice of conversion in the form attached hereto as Annex A (a “Notice of Conversion”), which Notice of Conversion shall specify the number of shares of Series 1 Preferred Stock to be converted, the number of outstanding shares of Series 1 Preferred Stock held by such holder immediately prior to such conversion, the number of outstanding shares of Series 1 Preferred Stock held by such holder immediately following such conversion, and, the date on which such conversion is to be effected, which conversion date shall not be prior to the date on which the applicable Notice of Conversion is given to the Corporation (the “Optional Conversion Date”). No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. The calculations and entries set forth in a Notice of Conversion shall, to the fullest extent permitted by applicable law, control and be conclusive and binding in the absence of manifest or mathematical error.

(b) Mandatory Conversion. On the fifth (5th) anniversary of the Original Issue Date (the “Mandatory Conversion Date”), each outstanding share of Series 1 Preferred Stock shall automatically convert (subject to the limitations set forth in Section 7(c)) into that number of shares of Common Stock as is determined by multiplying one (1) by the Conversion Rate in effect on the Mandatory Conversion Date (the “Mandatory Conversion”); provided, however, that to the extent any shares of Series 1 Preferred Stock remain outstanding after the Mandatory Conversion Date (as a result of the limitations set forth in Section 7(c)), each outstanding share of Series 1 Preferred Stock shall continue to be convertible, at any time and from time to time, at the option of the holder thereof, pursuant to the provisions of this Certificate of Designation otherwise applicable to the Series 1 Preferred Stock and set forth in Section 7(a).

(c) Limitations on the Right to Convert. Notwithstanding anything contained herein to the contrary, no outstanding share of Series 1 Preferred Stock shall be converted pursuant to this Section 7 to the extent that, after giving effect to a conversion pursuant to this Section 7, the holder of such shares of Series 1 Preferred Stock, together with such holder’s Attribution Parties, would, as determined by such holder, in its sole discretion, and reflected in a written notice given to the Corporation no later than five (5) days prior to the Conversion Date (the “Conversion Limitation Determination”), Beneficially Own in excess of the Beneficial Ownership Limitation. A holder’s submission of a Conversion Limitation Determination shall be deemed to be such holder’s determination and representation to the Corporation that the proposed conversion of the number of outstanding shares of Series 1 Preferred Stock set forth in the Conversion Limitation Determination is consistent with the foregoing sentence, and such determination shall, to the fullest extent permitted by applicable law, be final, binding and conclusive and the Corporation shall have no obligation to verify or confirm the accuracy of such determination or representation. For purposes of this Section 7(c), in determining the number of outstanding shares of Common Stock, a holder of outstanding shares of Series 1 Preferred Stock may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be; (ii) a more recent public announcement by the Corporation; or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request (which may be via electronic transmission) of a holder of outstanding shares of Series 1 Preferred Stock, the Corporation shall within one (1) Trading Day confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined as provided in this Section 7 after giving effect to the conversion or exercise of Common Stock Equivalents, including the outstanding shares of Series 1 Preferred Stock, held by such holder or such holder’s Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.

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(d) Delivery of Shares of Common Stock. Not later than two (2) Trading Days after the relevant Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting holder, the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. The Person(s) entitled to receive shares of Common Stock issuable upon conversion of shares of Series 1 Preferred Stock pursuant to this Section 7 shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the relevant Conversion Date. The Person(s) entitled to receive shares of Common Stock upon conversion pursuant to this Section 7 shall not be entitled to any rights as a holder of Common Stock with respect to shares issuable upon conversion, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the relevant Conversion Date.

(e) Transfer Taxes and Expenses. The issuance of shares of Common Stock upon conversion of outstanding shares of Series 1 Preferred Stock pursuant to this Certificate of Designation shall be made without charge to any holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any shares of Common Stock upon the conversion of outstanding shares of Series 1 Preferred Stock pursuant to this Certificate of Designation in a name other than that of the holder of the outstanding shares of Series 1 Preferred Stock converted pursuant to this Certificate of Designation, and the Corporation shall not be required to issue or deliver such shares of Common Stock unless or until the Person(s) requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion or in connection with the Mandatory Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for, if applicable, same-day electronic delivery of shares of Common Stock upon the conversion of outstanding shares of Series 1 Preferred Stock pursuant to this Certificate of Designation.

(f) Fractional Shares of Common Stock. The Corporation shall not be obligated to deliver to the holders of Series 1 Preferred Stock any fraction(s) of a share of Common Stock upon a conversion of outstanding shares of Series 1 Preferred Stock pursuant to this Section 7, the Corporation being entitled to round down to the nearest whole share of Common Stock if the fraction is less than one-half (0.5) of one share of Common Stock, and round up to the nearest whole share of Common Stock if the fraction is equal to or greater than one-half (0.5) of one share of Common Stock.

Section 8. Adjustments to Conversion Rate and Voting Rate. In the event that the Corporation shall, at any time for from time to time after the Original Issue Date and while any shares of Series 1 Preferred Stock are outstanding, (a) pay a dividend in respect of any class or series of stock of the Corporation in shares of Common Stock or Common Stock Equivalents (other than a dividend in accordance with Section 3(b)), (b) subdivide, whether by reclassification or recapitalization, the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (c) combine, whether by reclassification or recapitalization, the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate and the Voting Rate, in each case, as in effect immediately prior to the effectiveness of such action shall be adjusted by multiplying such Conversion Rate or the Voting Rate (as applicable) by a fraction, the numerator of which is the total number of shares of Common Stock outstanding (including, for this purpose, all shares of Common Stock then issuable upon the conversion or exercise of all outstanding Common Stock Equivalents) immediately prior to the effectiveness of such action, and the denominator of which is the total number of shares of Common Stock outstanding (including, for this purpose, all shares of Common Stock then issuable upon the conversion or exercise of all outstanding Common Stock Equivalents) immediately after the effectiveness of such action. Any adjustment pursuant to this Section 8 shall be given effect (i) in the case of a dividend (other than a dividend in accordance with Section 3(b)), upon the payment of such dividend as of the record date for determining the holders of outstanding stock entitled to receive such dividend or (ii) in the case of a subdivision or combination, whether by reclassification or recapitalization, upon the effective date of such subdivision or combination.

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Section 9. Transfer Rights. Subject to applicable securities laws and any registration rights agreement between the holder thereof and the Corporation, the shares of Series 1 Preferred Stock and any share of Common Stock issued upon the conversion or redemption of any share of Series 1 Preferred Stock may be freely sold or otherwise transferred by the holder of such shares.

Section 10. Notices.

(a) Any notice or other communication required to be given by the Corporation to any holder of Series 1 Preferred Stock pursuant to this Certificate of Designation shall be (i) in writing, (ii) directed to the holder’s mailing or electronic mail, as applicable, address as it appears on the records of the Corporation and (iii) delivered via (A) United States mail, (B) courier service, or (C) electronic transmission.

(b) Any notice or other communication required to be given by any holder of Series 1 Preferred Stock to the Corporation pursuant to this Certificate of Designation shall be (i) in writing, (ii) directed to (A) the Corporation’s principal place of business or its registered agent in the State of Delaware or (B) the electronic mail address of the Corporation’s Chief Financial Officer or Secretary, as applicable, and (iii) delivered via (A) United States mail, (B) courier service, or (C) electronic transmission.

(c) Any notice or other communication given by (i) United States mail shall be deemed to have been given when deposited, (ii) courier service shall be deemed to have been given upon the earlier of the time of receipt or when such notice is left at the relevant address, and (iii) electronic mail when directed to the relevant electronic mail address.

Section 11. Reservation of Shares.

(a) The Corporation shall at all times keep reserved, free from preemptive or subscription rights, out of its authorized but unissued shares of Common Stock, or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of Series 1 Preferred Stock as required by this Certificate of Designation from time to time as shares of Series 1 Preferred Stock are presented for conversion.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of outstanding shares of Series 1 Preferred Stock pursuant to this Certificate of Designation shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all Liens.

(c) All Common Stock delivered upon conversion of outstanding shares of Series 1 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens.

Section 12. Status of Converted, Redeemed or Repurchased Shares. If any share of Series 1 Preferred Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, the share of Series 1 Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series 1 Preferred Stock. Any share of Series 1 Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the General Corporation Law of the State of Delaware.

Section 13. Waiver. The powers (including voting powers), if any, of the Series 1 Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series 1 Preferred Stock may be waived as to all shares of Series 1 Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the written consent or agreement of the holders of at least a majority of the shares of Series 1 Preferred Stock then outstanding, consenting or agreeing separately as a single class.”

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Series 1 Preferred Stock of Cadiz Inc. on this 5th day of March, 2020.

CADIZ INC.

By:
Name:	Tim Shaheen
Title:	Chief Financial Officer and Secretary

[Certificate of Designation of Series 1 Preferred Stock]

ANNEX A

NOTICE OF CONVERSION

OF

SERIES 1 PREFERRED STOCK

OF

CADIZ INC.

The undersigned, constituting the holder of record of the number of outstanding shares of Series 1 Preferred Stock (the “Series 1 Preferred Stock”), par value $0.01 per share, of Cadiz Inc., a Delaware corporation (the “Corporation”), indicated below, hereby elects to convert such number of shares of Series 1 Preferred Stock listed below (which number of shares does not exceed the number of shares of Series 1 Preferred Stock held of record by the undersigned) into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”), pursuant to the Certificate of Designation of Series 1 Preferred Stock of the Corporation, as the same may be amended or amended and restated from time to time (the “Certificate of Designation”).

If shares of Common Stock are to be issued upon the conversion of the number of shares of Series 1 Preferred Stock set forth below pursuant to the Certificate of Designation (“Conversion”) in the name of a person other than the undersigned, the undersigned agrees that it shall pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in connection therewith.

No. of shares of Series 1 Preferred Stock to be Converted:

Aggregate No. of shares of Series 1 Preferred Stock held of record:

Anticipated No. of shares of Common Stock to be issued upon Conversion:

Anticipated No. of shares of Series 1 Preferred Stock held of record subsequent to Conversion:

Address for delivery:

Or

DWAC Instructions:

Broker no:
Account no:

HOLDER:

By:
Name:
Title:

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

(see attached)

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

CADIZ INC.

and

EACH HOLDER OF REGISTRABLE SECURITIES

REFLECTED ON THE SIGNATURE PAGE HEREOF

March 5, 2020

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This Registration Rights Agreement (this “Agreement”) is made as of this 5th day of March 2020 by and among Cadiz Inc., a Delaware corporation (the “Company”), and each holder of Registrable Securities (as defined herein) reflected on the signature page hereto (“Holders”).

RECITALS:

WHEREAS, the Company is party to that certain Indenture, dated as of December 10, 2015 (the “Indenture”), between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued certain 7.00% Convertible Senior Notes due 2020 (the “Convertible Notes”);

WHEREAS, the Company and the Holders have each entered into a separate Conversion and Exchange Agreement dated as of March 5, 2020 pursuant to which the Holders have agreed to exchange a portion of the outstanding Convertible Notes for shares of a new series of preferred stock, par value $0.01 per share, of the Company titled “Series 1 Preferred Stock” (the “Preferred Stock”), which Preferred Stock is convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Series 1 Preferred Stock (the “Certificate”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement pursuant to which the Company shall grant the Holders registration rights with respect to the Registrable Securities and which registration rights agreement shall, with respect to the Holders, supersede and replace the Amended and Restated Registration Rights Agreement by and among the Company and the holders party thereto dated as of March 5, 2013 (the “2013 Registration Rights Agreement”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) “2013 Registration Rights Agreement” has the meaning specified in the Recitals hereof.

(b) “2019 Form 10-K” has the meaning specified in Section 2(a) hereof.

(c) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

(d) “Agreement” has the meaning specified in the Preamble hereof.

(e) “Beneficially Own” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(f) “Blackout Period” has the meaning specified in Section 5 hereof.

(g) “Board” has the meaning specified in Section 5 hereof.

(h) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York and the United States of America.

(i) “Certificate” has the meaning specified in the Recitals hereof.

(j) “Common Stock” has the meaning specified in the Recitals hereof.

(k) “Company” has the meaning specified in the Preamble hereof.

(l) “Convertible Notes” has the meaning specified in the Recitals hereof.

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(m) “Demand” has the meaning specified in Section 2(b) hereof.

(n) “Demand Registration” has the meaning specified in Section 2(b) hereof.

(o) “Effective Date” means the date of this Agreement.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(q) “FINRA” means the Financial Industry Regulatory Authority.

(r) “Holdback Period” has the meaning specified in Section 6(a) hereof.

(s) “Holder” has the meaning specified in the Preamble hereof, and shall include any person to whom the rights of a Holder under this Agreement have been transferred in accordance with the provisions of this Agreement.

(t) “Indenture” has the meaning specified in the Recitals hereof.

(u) “Ineligibility Accommodation Period” has the meaning specified in Section 7 hereof.

(v) “Inspectors” has the meaning specified in Section 9(k) hereof.

(w) “NASDAQ” means the Nasdaq Stock Market, Inc.

(x) “NYSE” means the New York Stock Exchange.

(y) “Other Rights Holders” has the meaning specified in Section 2(h) hereof.

(z) “Person” means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(aa) “Piggy-Back Request” has the meaning specified in Section 3(b) hereof.

(bb) “Piggy-Back Rights” has the meaning specified in Section 3(a) hereof.

(cc) “Preferred Stock” has the meaning set forth in the Recitals hereof.

(dd) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

(ee) “Records” has the meaning specified in Section 9(k) hereof.

(ff) “Registrable Securities” means any and all of (i) the outstanding shares of Common Stock held by a Holder as of the date of this Agreement; (ii) the shares of Common Stock received by Holders upon conversion of the Convertible Notes; (iii) the shares of Preferred Stock; (iv) the shares of Common Stock received by Holders upon conversion of the Preferred Stock, and (v) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i), (ii), (iii) and (iv) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Registrable Securities shall cease to be Registrable Securities when and to the extent that they (x) shall have been Transferred by Holders pursuant to an effective Registration Statement or pursuant to Rule 144; (y) shall have ceased to be outstanding; or (z) may be transferred without restriction or limitation pursuant to Rule 144.

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(gg) “Registration Expenses” means any and all reasonable out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 9(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of any special audits or comfort letters), and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding (A) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement, and (B) any fees, expenses or disbursements of counsel and other advisers to the Holders and any Other Rights Holders, other than the reasonable fees and disbursements of one counsel to all Holders.

(hh) “Registration Statement” means any registration statement (including a Shelf Registration) of the Company referred to in Section 2 or Section 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

(ii) “Rule 144” means Rule 144 under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the SEC.

(jj) “S-3 Eligible” has the meaning specified in Section 2(a) hereof.

(kk) “SEC” means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(mm) “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

(nn) “Transfer” means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

(oo) “Uncontrolled Event” has the meaning specified in Section 5 hereof.

(pp) “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

Section 2. Initial Shelf Registration and Demand Registration Rights.

(a) As soon as commercially reasonable following the Company’s filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), and no later than thirty (30) days after the filing of the 2019 Form 10-K, the Company shall (i) prepare and file with the SEC (x) a Registration Statement on Form S-3 or a successor form, if the Company is then eligible to file a Registration Statement on Form S-3 (“S-3 Eligible”), or (y) any other appropriate form under the Securities Act for the type of offering contemplated by the Holders, if the Company is not then S-3 Eligible, or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto. If permitted under the Securities Act, such Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act. The Company shall use its best efforts to (x) cause the Shelf Registration filed pursuant to this Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (y) keep such Shelf Registration continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no remaining Registrable Securities then outstanding, including by filing successive replacement or renewal Registration Statements upon the expiration of such Shelf Registration.

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(b) Any Holder may, subject to the terms hereof, request the Company in writing (each such request, a “Demand”) to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by such Holder (a “Demand Registration”). The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of such Holder. Any request received by the Company from a Holder as provided in this Section 2(b) shall be deemed to be a “Demand” for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified such Holder in writing, prior to its receipt of such request from such Holder, of its intention to register securities with the SEC, in which case the request from such Holder shall be governed by Section 3 hereof, not this Section 2. All Demands to be made by a Holder pursuant to this Section 2(b) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of such Holder or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement.

(c) After receipt of a Demand from a Holder, the Company shall, as soon as practicable thereafter, but in no event later than ninety (90) days following such Demand, file and cause to be effective a Registration Statement for the Registrable Securities so requested to be registered.

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to a Demand:

(i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding ninety (90) day period;

(ii) if the Company shall have previously effected a registration of Registrable Securities to be issued and sold by the Company at any time during the immediately preceding ninety (90) day period (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

(iii) during any Blackout Period;

(iv) during any Ineligibility Accommodation Period;

(v) if the aggregate value of the Registrable Securities to be registered pursuant to a Demand Registration does not equal at least $2,500,000; or

(vi) if the Registrable Securities that are the subject of the Demand are the subject of an effective Shelf Registration.

(e) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made. Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.

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(f) A requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(d)(ii) hereof if: (i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to a Holder and does not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such Demand Registration are not satisfied or waived other than by reason of an act or omission on the part of a Holder, or (iv) the Holder making a Demand shall have withdrawn its Demand or otherwise determined not to pursue such registration, provided that, in the case of this clause (iv), such Holder shall have reimbursed the Company for all of its out- of-pocket expenses incurred in connection with such Demand.

(g) At any time and from time to time that a Registration Statement is effective, if a Holder of Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Registration Statement or (ii) that such Holder be added as a selling stockholder in such Registration Statement, the Company shall as promptly as practicable amend or supplement the Registration Statement to cover such additional Registrable Securities and/or Holder.

(h) If the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Holder making a Demand in writing (with a copy to the Company) that marketing or other factors require a limitation on the number of shares of Registrable Securities which can be sold in such offering within a price range acceptable to the Holder, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company or sold on behalf of any of the Company’s security holders excluding such Holder (“Other Rights Holders”) in such Registration Statement, then the Company shall reduce the number of securities the Company shall intend to issue and sell (and, if applicable, the number of securities being sold on behalf of the Other Rights Holders) pursuant to such Registration Statement such that the total number of securities being sold by each such party shall be equal to the number which can be sold in such offering within a price range acceptable to such Holder, and (ii) if the Company shall not have elected to include any securities to be issued and sold by the Company or sold on behalf of Other Rights Holders in such Registration Statement or if the reduction referred to in the previous clause (i) shall not be sufficient, then, the Holder shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within a price range acceptable to the Holder. The Holder shall not be required to reduce the number of Registrable Securities requested to be included in any such offering until the number of securities referred to in the previous clause (i) shall have been reduced to zero (0).

Section 3. Piggy-Back Registration Rights.

(a) At any time on or after the date hereof, whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of securities for sale for cash, the Company shall give written notice to the Holders as promptly as practicable, but in no event less than fifteen (15) days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising Holders of their right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement (the “Piggy-Back Rights”).

(b) Subject to Section 3(c) and Section 3(d) hereof, in the event that Holders have and shall elect to utilize their Piggy-Back Rights, the Company shall include in the Registration Statement the Registrable Securities identified by the Holders in a written request (a “Piggy-Back Request”) given to the Company not later than five (5) Business Days prior to the proposed filing date of the Registration Statement. The Registrable Securities identified in a Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other securities included in the Registration Statement, provided, that, any Holder of Registrable Securities shall have the right to withdraw a Piggy-Back Request for any reason or no reason whatsoever prior to the effectiveness of the Registration Statement covering such Piggy-Back Rights.

(c) Notwithstanding anything in this Agreement to the contrary, Holders shall not have Piggy-Back Rights with respect to (i) a Registration Statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto or (ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to employees of the Company.

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(d) If the lead managing underwriters selected by the Company for an Underwritten Offering for which Piggy-Back Rights are requested shall advise the Company in writing that marketing or other factors require a limitation on the number of shares of securities which can be sold in such offering within a price range acceptable to the Company, then, (i) such underwriters shall provide written notice thereof to the Holders and (ii) there shall be included in the offering, (A) first, all securities proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriters as aforesaid); (B) second, all Registrable Securities requested to be included in such Registration Statement by Holders, or such lesser number as shall equal, together with the amount referred to in (A), the maximum number determined by the lead managing underwriters as aforesaid; and (C) third, only that number of securities requested to be included by any Other Rights Holders that such lead managing underwriters reasonably and in good faith believe will not substantially interfere with (including, without limitation, adversely affecting the pricing of) the offering of all the securities that the Company desires to sell for its own account and all the Registrable Securities that the Holders desire to sell for their own accounts.

(e) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Holders if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever Holders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(f) A request made by Holders pursuant to their Piggy- Back Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand Registration described in Section 2(d)(ii) hereof.

Section 4. Selection of Underwriters. In connection with any Underwritten Offering made pursuant to a Demand or a Piggy-Back Right, the Company may, at its sole discretion, select a book running managing underwriter to manage the Underwritten Offering with the prior written consent of the Holders (which consent shall not be unreasonably withheld); provided, however, that the Company shall have no obligation to use an underwriter in connection with any registration made pursuant to a Demand or Piggy-Back Request.

Section 5. Blackout Periods. If (i) within five (5) Business Days following the exercise by a Holder of a Demand, the Company determines in good faith and notifies such Holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from such Holder would materially and adversely interfere with any planned or proposed business combination transaction involving the Company, or any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or (ii) following the exercise by such Holder of a Demand but before the effectiveness of the Registration Statement, (A) a business combination, tender offer, acquisition or other corporate event involving the Company is proposed, initiated or announced by another Person beyond the control of the Company (an “Uncontrolled Event”), (B) in the reasonable judgment of at least a majority of the members of the Board of Directors of the Company (the “Board”), the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect the Company and (C) the Company promptly so notifies such Holder, then the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by the Company pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed ninety (90) days after the date that (1) the Demand was made (in the case of an clause (i) above) or (2) the Company so notifies such Holder of such determination (in the case of clause (ii) above) (each, a “Blackout Period”). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall (a) promptly notify the Holder making a Demand of the expiration or earlier termination of such Blackout Period and (b) use its reasonable best efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.

Section 6. Holdback.

(a) If (i) at any time after the date hereof, the Company shall file a Registration Statement (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and (ii) upon reasonable prior notice the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company and the Holders in writing that a sale or distribution of Registrable Securities would adversely impact such offering, then the Holders shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities during the period commencing on the effective date of such Registration Statement and continuing until the ninetieth (90th) day after the effective date of such Registration Statement; provided that such restriction shall apply to the Holders only if in connection with such offering, the underwriters require the directors and executive officers of the Company to refrain from selling the Company’s securities for a like period and on like terms (such period, a “Holdback Period”).

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(b) During the ninety (90) day period commencing on the effective date of a Registration Statement filed by the Company on behalf of Holders in connection with an Underwritten Offering pursuant to a Demand, the Company shall not effect (except pursuant to registrations on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto and except pursuant to Section 2(h) hereof) any public sale or distribution of its securities.

Section 7. Ineligibility to Effect a Demand Registration. If, following receipt of a Demand (other than the Initial Demand) from a Holder, after giving effect to any Holdback Period and any Blackout Period, the Company has not filed a Registration Statement for the Registrable Securities so requested to be registered or has not used its reasonable best efforts to cause such Registration Statement to become effective because it is not eligible to effect a registration pursuant to the Securities Act, the Company shall have 60 additional days to file such Registration Statement for the Registrable Securities so requested to be registered or to use its reasonable best efforts to cause such Registration Statement to become effective (such additional days, the “Ineligibility Accommodation Period”).

Section 8. Intentionally Omitted.

Section 9. Registration Procedures. If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Section 9(m) and Section 9(n), the Holders shall:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

(b) prepare and file with the SEC amendments and post- effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least ninety (90) days (or one hundred eighty (180) days in the case of a Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th or 180th day, as the case may be, or (y) such time as all Registrable Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

(c) furnish, without charge, to the Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders or the underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 9(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

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(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as Holders shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 9(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) as promptly as practicable, notify the managing underwriters (if any) and Holders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 9(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable, prepare and furnish to the Holders a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) notify the Holders, as promptly as practicable, at any time:

(i) when the Prospectus or any Prospectus supplement or post- effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

(iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

(v) if at any time the representations and warranties of the Company contemplated by Section 9(i)(i) below cease to be true and correct in all material respects;

(g) otherwise comply with all applicable rules and regulations of the SEC, and make available to Holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 9(g) if it shall have complied with Rule 158 under the Securities Act;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE, NASDAQ or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

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(i) enter into agreements (including, if applicable, an underwriting agreement and other customary agreements in the form customarily entered into by other companies in comparable underwritten offerings) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

(i) make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are customarily made by companies to underwriters in comparable underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

(iii) obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the Board and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriters, or if such offering is not an Underwritten Offering, the Board; provided, however, that in connection with any non-Underwritten Offering, such comfort letter shall not be required except to the extent requested by the Board;

(iv) provide the indemnification in accordance with the provisions and procedures of Section 13 hereof to all parties to be indemnified pursuant to such Section 13 and any other indemnification customarily required in underwritten public offerings; and

(v) deliver such documents and certificates as may be reasonably requested by the Holders and the managing underwriters, if any, to evidence compliance with Section 9(f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(j) cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

(k) make available to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or such underwriter (collectively, the “Inspectors”), reasonable access to appropriate officers and employees of the Company and the Company’s subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and Affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement in customary form reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Holders agree that they shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of such Records;

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(l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain its withdrawal;

(m) the Holders shall furnish the Company with such information regarding them and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required in connection with the action to be taken by the Company hereunder; and

(n) the Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 9(e) hereof, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 10. Registration Expenses. Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to the Shelf Registration to be filed pursuant to Section 2(a) or any Demand Registration or Piggy-Back Rights, the Company shall pay all Registration Expenses; provided, however, that the Holders shall pay, and shall hold the Company harmless from, (i) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities and (ii) any fees, expenses or disbursements of Holders’ counsel and other advisors.

Section 11. Rule 144. From and after the date which is more than one hundred eighty (180) days after the date hereof, the Company shall, at all times when the Holders Beneficially Own any Registrable Securities, take such measures and file and/or make available such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144; provided, however, that the Company need not take any of the foregoing actions during any Ineligibility Accommodation Period.

Section 12. Covenants of Holders. Each Holder hereby covenants and agrees that it shall not sell any Registrable Securities in violation of the Securities Act or this Agreement.

Section 13. Indemnification; Contribution.

(a) The Company shall indemnify and hold harmless each Holder, its respective officers and directors, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any agents, representatives or advisers thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, or (iii) any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with written information with respect to the Holders furnished in writing to the Company by the Holders or their counsel expressly for use therein. In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

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(b) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 13 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 13 except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 13 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the indemnified party shall have reasonably concluded or been advised by counsel that there may be legal defenses available to other indemnified parties to such action which could result in a conflict of interest for such counsel or prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel of its choosing, at the expense of the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of the applicable indemnified party.

(c) If the indemnification from the indemnifying party provided for in this Section 13 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions or omissions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (in writing, in the case of the Holders) by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 13(b) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13(c). Any underwriter’s obligations in this Section 13(c) to contribute shall be several in proportion to the number of Registrable Securities underwritten by them and not joint. Notwithstanding the provisions of this Section 13(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 13, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 13(a) hereof without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 13(c).

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(d) The provisions of this Section 13 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this Section 13 shall survive the Transfer of such Registrable Securities by the Holders and shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

Section 14. Injunctions. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC TERMS OR WERE OTHERWISE BREACHED. THEREFORE, EACH PARTY SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT HAVING JURISDICTION, SUCH REMEDY BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH SUCH PARTY MAY BE ENTITLED AT LAW OR IN EQUITY.

Section 15. Amendments and Waivers. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 16. Notices. All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

if to the Company:

Cadiz Inc.

550 South Hope Street, Suite 2850

Los Angeles, CA 90071

Telephone: (213) 271-1600

Facsimile: (213) 271-1614

Attention: Chief Financial Officer

with a copy to:

Kevin Friedmann, Esq.

Greenberg Traurig, LLP

1840 Century Park East, suite 1900

Los Angeles, CA 90067-2121

Telephone: (310) 586-7747

Facsimile: (310) 586-7800

if to the Holders, to the addresses set forth on the signature pages attached hereto,

with a copy to:

Christopher Cox, Esq.

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Telephone: (212) 504-6888

Facsimile: (212) 504-6666

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Section 17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, without the need for an express consent by the Company thereto, provided, that (A) a transferring Holder shall, within ten (10) days after a transfer, furnish the Company written notice of the name and address of the transferee or assignee and (B) such transferee or assignee, prior to or simultaneous with such transfer or assignment, shall agree in writing to be subject to and bound by the terms of this Agreement as a Holder party hereto.

Section 18. Representations and Warranties of the Company. The Company and each of the Holders represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) Such party has full corporate or other organizational power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement have been duly authorized and approved by all necessary corporate or other organizational action. This Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) The execution, delivery and performance by such party of its obligations under this Agreement, and compliance by such party with the terms and conditions hereof will not (i) violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing (other than registrations, qualifications, approvals and filings that have already been made or obtained) under, any provision of law, statute, ordinance or regulation applicable to it or any of its subsidiaries and (ii) conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such party or any of its subsidiaries under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such party or any of its subsidiaries pursuant to (x) its organizational documents, (y) any order, judgment, decree, law, ordinance or regulation applicable to it or any of its subsidiaries or (z) any contract, instrument, agreement or restriction to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its respective assets or properties is bound.

Section 19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 20. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 21. Choice of Law; Venue. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. VENUE FOR ANY LEGAL ACTION UNDER THIS AGREEMENT SHALL BE IN THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK.

Section 22. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

Section 23. Entire Agreement. This Agreement, including any schedules, exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the 2013 Registration Rights Agreement.

Section 24. Further Actions; Reasonable Best Efforts. Each Holder shall use its reasonable best effort to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the day and year first above written.

CADIZ INC.

By:
Name:	Tim Shaheen
Title:	Chief Financial Officer and Secretary

[Signature Page to Registration Rights Agreement]

HOLDERS:

LC CAPITAL MASTER FUND, LTD.

By:
Name:	Steven G. Lampe
Title:	Managing Member of General Partner

Address:

c/o Lampe, Conway & Co., LLC

680 Fifth Avenue, 12th Floor

New York, NY 10019-5429

[Signature Page to Registration Rights Agreement]

ELKHORN PARTNERS LIMITED PARTNERSHIP

By:
Name:	Alan S. Parson
Title:	Sole Managing Partner

Address:

ELKHORN PARTNERS L.P.

8405 Indian Hills Drive

#2A8

Omaha, NE 68114 - 4093

[Signature Page to Registration Rights Agreement]